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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF MICHAEL FOODS, INC.


                                                                       STATE OF
NAME                                                                 INCORPORATION
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
Crystal Farms Refrigerated Distribution Company                        Minnesota
Northern Star Co.                                                      Minnesota
Kohler Mix Specialties, Inc.                                           Minnesota
Kohler Mix Specialties of Connecticut, Inc.                           Connecticut
M. G. Waldbaum Company                                                 Nebraska
Papetti's Hygrade Egg Products, Inc.                                   Minnesota
Casa Trucking, Inc.                                                    Minnesota
Wisco Farm Cooperative                                                 Wisconsin
WFC, Inc.                                                              Wisconsin
Farm Fresh Foods, Inc.                                                California
Michael Foods of Delaware, Inc.                                        Delaware
Midwest Mix, Inc.                                                      Minnesota
Minnesota Products, Inc.                                               Minnesota
MFI Food Canada, Ltd.                                                   Canada
MIKLFS Corporation                                                  Virgin Islands
R & P Liquid Egg Technology Limited Partnership                       New Jersey
Papetti Electroheating Corporation                                    New Jersey






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